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                                                                  Exhibit 99.a.8


                    Revised Earnings per Share Computation
                      Four Months Ended December 31, 1998
                                  (Unaudited)
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


                                                          Four Months Ended December 31, 1998
                                                                                     Per Share
                                                            Income        Shares       Amount
-------------------------------------------------------------------------------------------------
Basic EPS                                                (Thousands, except per share amounts)
        Income available for common stock                      $ 22,396      63,070
        Convertible preferred stock                              12,432      40,142
                                                        ----------------------------
             Income available for common stock
             + assumed conversion of preferred stock           $ 34,828     103,212       $ 0.34
                                                        ============================
        Further dilution from applying the "two-
        class" method                                                                      (0.08)
                                                                                    -------------
        Basic earnings per share                                                          $ 0.26
                                                                                    =============
Effect of other dilutive securities
        Options                                                       -          84
                                                        ----------------------------
Diluted EPS
        Income available for common stock
           + assumed exercise of stock options                 $ 34,828     103,296       $ 0.34
                                                        ============================
        Further dilution from applying the "two-
        class" method                                                                      (0.08)
                                                                                    -------------
        Diluted earnings per share                                                        $ 0.26
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